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                                                                   EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

        The following is a list of subsidiaries as of the date of this filing of Universal Standard Medical Laboratories, Inc., other than subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined by Securities and Exchange Commission Regulation S-X.

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
               Name of Subsidiary                        State of Incorporation

               A/R Credit, Inc. *                                Michigan

               Universal Standard Managed
               Care of Ohio, Inc. **                               Ohio

               Universal Standard Managed Care
               of Michigan, Inc. **                              Michigan

               Universal Standard Managed Care, Inc. *           Delaware

               T.P.A., Inc. **                                   Michigan

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*    A wholly owned subsidiary of Universal Standard Medical Laboratories, Inc.
**  A wholly owned subsidiary of Universal Standard Managed Care, Inc..